EXHIBIT 99.4

SERVICER COMPLIANCE CERTIFICATE

Perry D. Moore

Executive Vice President and CFO

Education Lending Services, Inc.

6 East Fourth Street, Suite 300

Cincinnati, Ohio 45202

The undersigned hereby certifies that (i) he or she is an authorized officer of Great Lakes Educational Loan Services, Inc. (“Great Lakes”), (ii) a review of the activities of Great Lakes under the:

(1) Student Loan Origination and Servicing Agreement dated as of August 15, 2001, among Great Lakes, Fifth Third Bank as Eligible Lender Trustee on behalf of Grad Partners, Inc. (now known as Education Lending Services, Inc.), and Grad Partners, Inc., as amended,

(2) Great Lakes Non-FFELP Student Loan Servicing Agreement, dated as of December 21, 2001, among Great Lakes, Fifth Third Bank, as Eligible Lender Trustee on behalf of Education Funding Resources, LLC and Education Lending Services, Inc., as amended,

(3) Amended and Restated Origination and Servicing Agreement dated as of October 18, 2002, among Great Lakes, Fifth Third Bank as eligible lender trustee for Education Funding Resources, LLC and Education Lending Services, Inc., as amended;

(4) Student Loan Origination and Servicing Agreement dated as of May 23, 2002, among Great Lakes, Fifth Third Bank, as Eligible Lender Trustee on behalf of Education Funding Capital Trust – I and Grad Partners, Inc. (now known as Education Lending Services, Inc.);

(5) Student Loan Origination and Servicing Agreement dated as of April 16, 2003, among Great Lakes, Fifth Third Bank, as Eligible Lender Trustee on behalf of Education Funding Capital Trust – II and Education Lending Services, Inc.;

(6) Student Loan Origination and Servicing Agreement dated as of October 1, 2003, among Great Lakes, Fifth Third Bank, as Eligible Lender Trustee on behalf of Education Funding Capital Trust – III and Education Lending Services, Inc.;

(7) Student Loan Origination and Servicing Agreement dated May 1, 2004 among Great Lakes, Fifth Third Bank, as Eligible Lender Trustee on behalf of Education Funding Capital Trust – IV and Education Lending Services, Inc.; and

(8) Amended and Restated Student Loan Origination and Servicing Agreement dated as of May 23, 2005 among Great Lakes, Fifth Third Bank as Eligible Lender Trustee on behalf of Student Loan Xpress, Inc. and Student Loan Xpress, Inc.;

(9) Non-FFELP Loan and Servicing Agreement dated as of February 28, 2005 among Great Lakes, Fifth Third Bank as Eligible Lender Trustee for Education Funding Resources, LLC, Education Funding Resources, LLC and Education Lending Services, Inc.; and

(10) Student Loan Origination and Servicing Agreement dated as of June 1, 2005, among Great Lakes, CIT Education Loan Trust 2005-1, The Bank of New York as Eligible Lender Trustee for CIT Education Loan Trust 2005-1 and Education Lending Services, Inc.

(items 1 through 10 being referred to collectively herein as the “Servicing Agreements”), for the period from January 1, 2005 through December 31, 2005 has been made under the supervision of the undersigned and (iii) to the best of my knowledge, based on such review, Great Lakes has substantially and materially fulfilled all its obligations under the Servicing Agreements throughout such period.

March 6, 2006	By:	/s/ Michael J. Noack
	Name:	Michael J. Noack
	Title:	Chief Servicing Officer